Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made and entered into as of the 12th day of October, 2012 (the “Effective Date”), by and between IMESON WEST I, LLC, a Florida limited liability company (“Assignor”), whose address is 3600 Vineland Road, Suite 101, Orlando, Florida 32811, and GIT IMESON PARK FL, LLC, a Delaware limited liability company (“Assignee”), whose address is 450 South Orange Avenue, Orlando, Florida 32801.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of that certain Purchase and Sale Agreement, dated as of May 29, 2012, by and between Assignor and Assignee (as the same may be amended or modified, the “Sale Agreement”), Assignor agreed to sell to Assignee, inter alia, certain real property, as more particularly described on Exhibit A attached hereto (the “Real Property”). Initially capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Sale Agreement; and

WHEREAS, by deed of even date herewith, Assignor conveyed the Real Property to Assignee; and

WHEREAS, Assignor has entered into that certain lease for the use or occupancy of the Property (the “Lease”) listed and described on Exhibit B hereto and made a part hereof and Assignor is the present owner of all rights, title, and interest of the landlord under the Lease.

WHEREAS, Assignor desires to transfer and assign all of Assignor’s right, title, interest and obligations as the landlord in and to the Lease to Assignee, and Assignee desires to accept and assume same.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.        Assignment. Assignor does hereby ASSIGN, TRANSFER, and DELIVER unto Assignee all of Assignor’s right, title and interest and obligations as landlord under the Lease.

2.        Indemnity by Assignor. Assignor shall indemnify and hold Assignee harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any obligations or liability of landlord or lessor under the Lease arising before the Effective Date hereof. This indemnity does not include any obligation or liability of Assignor with respect to the construction or condition of any improvements on the Property or any defect or defects therein (but not with respect to any maintenance obligations related thereto) all liability with respect to which being released or assumed by Assignee under and by the Sale Agreement.

3.        Assumption. Assignee hereby assumes and agrees to perform all of the terms, covenants, conditions and obligations required to be performed on the part of the landlord or lessor accruing under the Lease on and after the Effective Date hereof in accordance with the terms thereof.

4.        Indemnity by Assignee. Assignee shall indemnify and hold Assignor harmless from any claim, liability, cost or expense (including without limitation reasonable attorneys’ fees and costs) arising out of any obligations or liability of the landlord or lessor under the Lease arising on or after the Effective Date hereof.

5.        Representations and Warranties. Assignor hereby represents and warrants to Assignee (a) that it has full power and authority to assign the Lease to Assignee, (b) that the Lease is in full force and effect and has not been modified or amended in any manner whatsoever except as otherwise set forth in Exhibit “B”, and all right, title and interest of Assignor in and to the Lease is free and clear of any and all claims, liens and encumbrances other than the Permitted Exceptions (as defined in the Sale Agreement) and as reflected in such Lease.

6.        Further Assurances. Assignor covenants with Assignee and Assignee covenants with Assignor that each will execute or procure any additional documents necessary to establish the rights of the other hereunder.

7.        Counterparts. This Assignment may be executed in multiple counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

8.        Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns. Assignor and Assignee each agree to execute and deliver such other and further documents as may be necessary to transfer, assign, convey and deliver the Leases and to otherwise accomplish the purposes and intent of this Assignment.

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IN WITNESS WHEREOF, the undersigned have executed this Assignment to be effective as of the Effective Date set forth hereinabove.

ASSIGNOR:

IMESON WEST I, LLC, a Florida limited liability company

By:	/S/ Daniel B. Webb
Name:	Daniel B. Webb
Title:	Manager

[Signatures continued on the following page]

ASSIGNEE:

GIT IMESON PARK FL, LLC, a Delaware limited liability company

By:	/S/ Robert A. Bourne
Name:	Robert A. Bourne
Title:	President

EXHIBIT A

Legal Description

[Omitted as not necessary to an understanding of the Agreement]

Exhibit B

Description of Lease

[Omitted as not necessary to an understanding of the Agreement]

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